Exhibit 24. Power of Attorney

Power of Attorney
KNOW ALL PERSONS BY THESE PRESENTS, that each of the undersigned, being a director or officer, or both, of McDonald's Corporation, a Delaware corporation (the “Company”), hereby constitutes and appoints Ian F. Borden, Lauren Elting, Jeffrey J. Pochowicz and Desiree Ralls-Morrison, and each one of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities to execute any and all amendments to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2025, to be filed with the U.S. Securities and Exchange Commission by the Company under the Securities Exchange Act of 1934, as amended, with all exhibits thereto, and other documents in connection therewith, granting unto said attorneys-in-fact and agents, and each one of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any one of them, or their or his or her substitutes, may lawfully do or cause to be done by virtue hereof.
This Power of Attorney may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.
IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney on and as of the 24th day of February, 2026.

By	/s/ Ian F. Borden	By	/s/ Margaret H. Georgiadis
	Ian F. Borden		Margaret H. Georgiadis
	Executive Vice President and Global Chief Financial Officer		Director
(Principal Financial Officer)

By	/s/ Anthony G. Capuano	By	/s/ Michael D. Hsu
	Anthony G. Capuano		Michael D. Hsu
	Director		Director

By	/s/ Kareem Daniel	By	/s/ Christopher J. Kempczinski
	Kareem Daniel		Christopher J. Kempczinski
	Director		Chairman of the Board of Directors, President, and
Chief Executive Officer
(Principal Executive Officer)

By	/s/ Lloyd H. Dean	By	/s/ Jennifer L. Taubert
	Lloyd H. Dean		Jennifer L. Taubert
	Director		Director

By	/s/ Lauren B. Elting	By	/s/ Paul S. Walsh
	Lauren B. Elting		Paul S. Walsh
	Vice President - Chief Accounting Officer and		Director
Corporate Controller
(Principal Accounting Officer)

By	/s/ Catherine M. Engelbert	By	/s/ Amy E. Weaver
	Catherine M. Engelbert		Amy E. Weaver
	Director		Director

By	/s/ James D. Farley, Jr.	By	/s/ Miles D. White
	James D. Farley, Jr.		Miles D. White
	Director		Director